UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2018

THE TORO COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-8649	41-0580470
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8111 Lyndale Avenue South Bloomington, Minnesota (Address of principal executive offices)	55420 (Zip Code)

Registrant’s telephone number, including area code:	(952) 888-8801

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5—Corporate Governance and Management

Item 5.07     Submission of Matters to a Vote of Security Holders.

The Toro Company (the “Company”) held its 2018 Annual Meeting of Shareholders on March 20, 2018. The final results of the shareholder vote on the business brought before the meeting were as follows:

	For	Against/ Withheld	Abstain	Broker Non-Votes
Proposal One—Election of four directors, each to serve for a term of three years ending at the Company’s 2021 Annual Meeting of Shareholders
Janet K. Cooper	85,852,502	1,965,615	—	9,491,732
Gary L. Ellis	86,411,422	1,406,695	—	9,491,732
Gregg W. Steinhafel	84,949,290	2,868,827	—	9,491,732
Michael G. Vale, Ph.D.	86,759,339	1,058,778	—	9,491,732

Proposal Two—Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending October 31, 2018	95,896,753	971,938	441,158	—

Proposal Three—Advisory approval of executive compensation	83,896,681	3,027,020	894,416	9,491,732

Each of the directors in Proposal One was elected by the Company’s shareholders by the required vote and each of Proposals Two and Three was approved by the Company’s shareholders by the required vote.

Regarding the Company’s other directors, (i) each of Robert C. Buhrmaster, Richard M. Olson, James C. O’Rourke and Christopher A. Twomey continue to serve as a director for a term ending at the Company’s 2019 Annual Meeting of Shareholders; and (ii) each of Jeffrey M. Ettinger, Katherine J. Harless, and D. Christian Koch continue to serve as a director for a term ending at the Company’s 2020 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TORO COMPANY (Registrant)

Date: March 23, 2018	By /s/ Timothy P. Dordell
Timothy P. Dordell
Vice President, Secretary and General Counsel